Exhibit 99.1

Solera National Bancorp, Inc. to Present at Rodman & Renshaw Annual Global Investment Conference

LAKEWOOD, CO — September 13, 2010 - Solera National Bancorp, Inc. (OTC Bulletin Board: SLRK) announced today that the Company will participate at the Rodman & Renshaw Annual Global Investment Conference, to be held at the New York Palace Hotel, September 13 - 15, 2010.

Mr. Douglas Crichfield, Solera’s President & Chief Executive Officer, will present at the Community & Regional Banking Track on Wednesday, September 15, 2010, at 11:15 am, EDT in the Adams Salon, located on the 4th Floor.

A live webcast of the presentation will be available at http://www.wsw.com/webcast/rrshq18/slrk.  The presentation will be archived for 90 days.  The presentation will also be available on the Company’s corporate website at www.solerabank.com.

About Solera National Bancorp, Inc.

Solera National Bancorp, Inc., is the parent company of Solera National Bank, a traditional, community, commercial bank with a specialized focus serving the Hispanic market.  It prides itself in delivering personalized customer service — welcoming, inclusive and respectful — combined with leading-edge banking capabilities.  The bank is also actively involved in the community in which it serves.

For more information, please contact:

Mr. Douglas Crichfield, President & CEO

Solera National Bancorp, Inc.

Tel: 303-937-6429

Email: DCrichfield@SoleraBank.com

Mr. Robert J. Fenton, EVP, CFO

Solera National Bancorp, Inc.

Tel: 303-202-0933

Email: BFenton@SoleraBank.com

Cautions Concerning Forward-Looking Statements

This press release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied.  These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings.  The most significant of these uncertainties are described in our Annual Report on Form 10-K and Quarterly reports on Form 10-Q all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the Company has a limited operating history upon which to base an estimate of its future financial performance; the Bank’s failure to implement its business strategies may adversely affect the Company’s financial performance; the continuation of the economic downturn may have an adverse effect on the Company’s financial performance; and the Company is subject to extensive regulatory oversight.  We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

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